UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 20, 2011

MEGOLA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	000-49815	88-0492605
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	identification number)

214 LaSalle Line, Sarnia, Ontario N7T 7H5
(Address of principal executive offices) (Zip code)

(519) 336-0628
Registrant's telephone number, including area code

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 7, 2011 the Corporation  approved the issuance of 11,800,000 (eleven million eight hundred thousand ) Common Shares of MGON, in the form of four Common Stock certificates without any restrictive legend; each of 2,950,000 shares (two million nine hundred fifty thousand), to 538 Investments, Ltd, Euroline Clearing Corporation, Vanilla Sky, S.A , Limestone Nominees, as per a Debt Conversion Agreement executed by the companies.

The Agreement contains other terms and conditions and has been filed as an exhibit to this report. Please refer to the exhibit for additional information.

ITEM 8.01 OTHER EVENTS

Council legal opinion for debt conversion

ITEM 9.01 EXHIBITS

10.0 Debt Conversion Agreement dated March 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Megola, Inc.
(Registrant)

Dated:June 20, 2011	By:	/s/ Joel Gardner
Joel Gardner, President